AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 21, 1996
					       REGISTRATION NO. 333-15457

	       SECURITIES AND EXCHANGE COMMISSION

               			FORM S-8/POS
      		  REGISTRATION STATEMENT UNDER
        	 	THE SECURITIES ACT OF 1933

        		THE SEIBELS BRUCE GROUP, INC.
	(Exact name of registrant as specified in its charter)

South Carolina                                  57-0672136
(State or other jurisdiction of        (IRS employer identification number)
incorporation or organization)

       		1501 Lady Street (PO Box 1)
		       Columbia, SC  29201 (29202)
		       (803) 748-2000
	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  		THE SEIBELS BRUCE GROUP, INC.
            1995 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                  		(Full title of the plan)

           	   Priscilla Brooks, Corporate Secretary
              		The Seibels Bruce Group, Inc.
                		1501 Lady Street (PO Box 1)
                		Columbia, SC  29201 (29202)
                   		(803) 748-2000
	(Name, address, including zip code, and telephone number, including area code, of agent for service)

                     			Copies to:
John C. West, Jr., Esq.                 Robert S. Smith, Esq.
John C. West, Jr., PA                   McGuire, Woods, Battle & Boothe, LLP
PO Box 661                              The Army and Navy Club Building
1111 Broad Street                       1627 Eye Street, NW
Camden, SC  29020                       Washington, DC  20006-4007

   Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.    x

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1)
of this Form, check the following box.    x

              CALCULATION OF REGISTRATION FEE

Title of each
class of                    Proposed maximum  Proposed maximum    Amount of
securities to    Amount to  be offering price aggregate offering  registration
be registered   registered    per unit(1)       price (1)           fee
-------------  -----------  ----------------- ------------------ -------------
Common Stock,    1,000,000       $2.375          $2,375,000      $719.70
$1.00 par value

(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457.


PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

	The Seibels Bruce Group, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents which have been filed with the Securities and Exchange Commission (the
"Commission"):

	(a) the Company's Amended Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission on April 25, 1996 (File No. 0-8804);

	(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995, including the Company's
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996 and the Company's Current Report on Form 8-K dated
January 10, February 2, March 14 and April 8, 1996; and

	(c) a description of the Company's common stock, $1.00 par value (the "Common Stock"), contained in the Company's Registration Statement on Form S-2, filed October 15, 1996 pursuant to Section 12 of the Exchange Act.

	All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities

	This registration statement relates to the Company's1995 Stock Option Plan for Non-Employee Directors (the "Plan"), a copy of which can be found in the 1996 Notice of Special Meeting of Shareholders and Proxy Statement, incorporated herein by reference to submission DEF 14-A, filing date May 10, 1996, file number 000-08804, accession number 0001005150-96-000127, accepted May 9, 1996, the options to be granted thereunder (the "Options") and the shares of Common Stock issuable upon exercise of the Options. The terms of the Options are described in the Plan.

Item 5.  Interests of Named Experts and Counsel

	The validity of the shares of Common Stock to be issued pursuant to the Plan have been passed upon for the Company by John C. West, Jr., PA, 1111 Broad Street, Post Office Box 661, Camden, South Carolina 29020. John
C. West, Jr. is the sole owner of John C. West, Jr., PA and as of November 20, 1996, owned 13,300 shares of Common Stock. John C. West, Jr. is the son of John C. West who is presently the Chairman of the Company's Board of Directors.

Item 6.  Indemnification of Directors and Officers

	Chapter 8 of the South Carolina Business Corporation Act (the "South Carolina Act") allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit or proceeding by reason of the fact that he or she is, or was, a director, officer, employee or agent of such corporation. Indemnif-ication is also authorized with respect to a criminal act or proceeding where the person had no reasonable cause to believe that his or her conduct was unlawful.

	The Company's Articles of Incorporation/Bylaws provide for mandatory indemnification of any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Company) because such individual is or was a director or officer of the Company or because such individual is or was serving the Company or other legal entity in any capacity at the request of the Company while a director or officer of the Company, against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law.

	The Company maintains a standard policy of officers' and directors' liability insurance. The Company is authorized to purchase and maintain insurance against any liability it may have under the indemnification provision of the Articles or to protect any of the persons named above against any liability arising from their service to the Company or any other legal entity at the request of the Company, regardless of the Company's power to indemnify against such liability.

Item 8.  Exhibits

Exhibit
Number                  Description

4.1      The Seibels Bruce Group, Inc. 1995 Stock Option
		       Plan for Non-Employee Directors, incorporated
      		 herein by reference to submission DEF 14-A, filing date May 10, 1996, file number 000-08804,
      		 accession number 0001005150-96-000127, accepted
      		 May 9, 1996.

4.2     Amended and Restated Articles of Incorporation of
    	 	 the Company, incorporated herein by reference to the Annual Report on Form 10-K, Exhibit (3)(1)-1, for
		      the year ended December 31, 1989.

4.3     Bylaws of the Company, incorporated herein by
		      reference to the Annual Report on Form 10-K, Exhibit (3)(1)-1, for the year ended December 31,
        1989.

5.1     Opinion of John C. West, Jr., PA

24.1   Consent of John C. West, Jr., PA contained in
			    Opinion of John C. West, Jr., PA

24.2   Consent of Arthur Andersen, LLP

25.1   Power of Attorney(1)

(1) Previously filed


Item 9.  Undertakings

	(a)     The undersigned registrant hereby undertakes:

		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

			(i)     To include any prospectus required by
Section 10 (a) (3) of the Securities Act of 1933;

			(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

			(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

		(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto authorized, in the City of Columbia, State of South Carolina, on November 21, 1996.

					    THE SEIBELS BRUCE GROUP, INC.

   					   By: /s/John A. Weitzel
					         ______________________
			   	      	    John A. Weitzel
       	   Chief financial Officer and Director


	Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed by the following persons in the capacities and on the date indicated.

Signature                   Title                        Date

/s/ Ernst N. Csiszar
-------------------        President, Chief Executive   November 21, 1996
(Ernst N. Csiszar)         Officer and Director

/s/ John A. Weitzel
----------------           Chief Financial Officer
(John A. Weitzel)          and Director                 November 21, 1996

/s/ Mary M. Gardner1
--------------------       Controller (Principal
(Mary M. Gardner)          Accounting Officer)          November 21, 1996

/s/ Priscilla C. Brooks1
------------------------   Corporate Secretary         November 21, 1996
(Priscilla C. Brooks)

/s/ John C. West1          Chairman of the Board
------------------         and Director                November 21, 1996
(John C. West)


/s/ William M. Barilka1
-----------------------          Director         November 21, 1996
(William M. Barilka)

/s/ Albert H. Cox, Jr.1
-----------------------          Director          November 21, 1996
(Albert H. Cox, Jr.)

/s/ William B. Danzell1
-----------------------         Director            November 21, 1996
(William B. Danzell)

/s/ Claude E. McCain1
---------------------           Director            November 21, 1996
(Claude E. McCain)

/s/ Kenneth W. Pavia1
---------------------           Director            November 21, 1996
(Kenneth W. Pavia)

/s/ John P. Seibels1
--------------------            Director             November 21, 1996
(John P. Seibels)

/s/ George R.P. Walker, Jr.1
----------------------------    Director             November 21, 1996
(George R.P. Walker, Jr.)

(1)By: /s/John A. Weitzel
       ____________________
       John A. Weitzel
       as attorney-in-fact


Exhibit 5.1


John C. West, Jr., P.A.
Attorney At Law
1111 Broad Street
Post Office Box 661
Camden , SC 29020

November 12, 1996

The Seibels Bruce Group, Inc.
1501 Lady Street
Columbia, South Carolina  29202

RE:  Registration Statement for 1995 Stock Option Plan for Non-Employee
Directors

Dear Sir:

     We refer to your Registration Statement on form S-8, File Number 333-15457, (the "Registration Statement"), under the Securities Act of 1933, as amended. of the 1995 Stock Option Plan for Non-Employee Directors (the
"1995 Directors Plan"), of The Seibels Bruce Group, Inc. (the "Company"). We advise you that in our opinion, under South Carolina law, when such shares have been issued and sold pursuant to the applicable provisions of the 1995 Directors Plan and in accordance with the Registration Statemdnt, such shares will be duly authorized, validly isssued, fully paid and non-assessable shares of the Company's stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ John C. West, Jr.
-----------------------
John C. West, Jr.


Exhibit 24.2



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


	As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 29, 1996, included in The Seibels Bruce Group, Inc.'s Annual Report (Form 10-K/A-1) for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP
Columbia, South Carolina
November 20, 1996